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Exhibit 10(g)


                               SECOND AMENDMENT
                                    OF THE
                             MINNTECH CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     Pursuant to authority delegated by the Board of Directors of Minntech Corporation, the undersigned hereby amends the Minntech Corporation Supplemental Executive Retirement Plan effective April 1, 1998 by adding a new Sec. 3.3 to the Plan to read as follows:

     3.3 PROFIT SHARING MAKE-UP CREDITS. If a Participant is also a Participant in the Minntech Corporation Profit Sharing and Retirement Plan (hereafter, the "Retirement Plan"), the Participant may be eligible to receive additional credits to his or her account established under this Plan to make up for the limit imposed on Discretionary Contributions under the Retirement Plan by Section 401(a)(17) of the Internal Revenue Code. Any such credits shall be determined as follows:

     (a) The amount of a Participant's credit for any Plan Year shall be equal to (i) the amount of Discretionary Contributions that would have been allocated to the Participant for the Plan Year under the Retirement Plan if the limit on compensation under Section 401(a)(17) of the Internal Revenue Code and the dollar limit on contributions under Section 415(c)(1)(A) of said Code did not apply, minus (ii) the amount of Discretionary Contributions actually allocated to the Participant for the Plan Year under the Retirement Plan.

     (b) In order to receive a credit for a Plan Year under this Sec. 3.3, the Participant must be employed by Minntech on the date that the Discretionary Contribution for the Plan Year is contributed to the trust maintained with respect to the Retirement Plan.

     (c) The credit for a Plan Year under this Sec. 3.3 shall be reflected in the Participant's account for purposes of deemed investments under Sec. 4 as of the date that the Discretionary Contribution for that Plan Year is deposited in the Participant's account in the Retirement Plan. The first credit under this Sec. 3.3 shall be for the Plan Year commencing April 1, 1997.

     (d) The Participant's elections under Sec. 4 and Sec. 5 shall also apply to the amounts credited under this Sec. 3.3. If no account has been established for a Participant under this Plan prior to the first date an amount is to be credited to the Participant under this Sec. 3.3, the Participant shall promptly file an election designating deemed investments for purposes of Sec. 4 and the method of distributions for purposes of Sec. 5.

     (e) Except as provided to the contrary in this Sec. 3.3, credits under this Section shall be subject to all of the provisions of this Plan after they have been credited to the Participant's account.


Dated:   April 1, 1998                 MINNTECH CORPORATION
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                                       By: /s/ Thomas J. McGoldrick
                                          ----------------------------------
                                       Its  President and CEO
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